CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-167410, 333-101548 and 333-56093) and Form S-3 (333-176307) of DENTSPLY International Inc. of our report dated February 12, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
February 12, 2016